UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     February 16, 2015

FUTURA PICTURES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-54211	56-2495218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17337 Ventura Boulevard, Suite 312 Encino, California		91316
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(818) 784-0040

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Securities Purchase Agreement

On February 16, 2015, Futura Pictures, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) among and between the Company, Buddy Young, the Young Family Trust (the “Principal Shareholder”), Sung-Ho Park, Jae-Min Oh and Rak-Gu Kim (Messrs. Park, Oh and Kim collectively the “Purchasers”) whereby the Principal Shareholder has agreed to sell to the Purchasers an aggregate of 1,070,000 shares of the Company’s common stock at a purchase price of $0.025234 per share.

Closing of the Securities Purchase Agreement is subject to the satisfaction of certain conditions precedent, including the completion of the private placement offering referred to under Item 3.02 of this Report on Form 8-K. The deadline for closing the transactions set forth in the Securities Purchase Agreement is 5:00 (Pacific Time) on March 31, 2015.

Upon closing the transactions set forth under the Securities Purchase Agreement, Mr. Young, the Company’s President, Chief Executive Officer, Chief Financial Officer and Chairman will resign from his positions as an executive officer of the Company and Mel Powell will resign from the Company’s board of directors. Mr. Young will remain as a director of the Company. The Purchasers will be appointed as executive officers such that the Board of Directors and executive officers of the Company will be as follows:

Name	Position
Buddy Young	Director
Sung-Ho Park	Chairman of the Board and Chief Executive Officer
Jae-Min Oh	President
Rak-Gu Kim	Vice President, Chief Financial Officer, Treasurer and Secretary

As soon as reasonably practicable thereafter, and no later than 10 days after an information statement complying with the requirements of Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 promulgated thereunder has been filed with the SEC and transmitted to the Company’s stockholders, Mr. Young will resign as a director of the Company and Jae-Min Oh and Rak-Gu Kim will be appointed as directors of the Company in addition to the executive officer positions set forth above.

Immediately after closing the transactions referred to in the Securities Purchase Agreement, the Company will retain Mr. Young as a consultant to operate the Company’s self-improvement and workforce training video business, allowing new management to pursue other business opportunities for the Company. Mr. Young will be engaged for an initial term ending June 30, 2015 in consideration for a consulting fee in the amount of $60,000.

Immediately after closing, the Company will also pay to Mr. Young the sum of $288,000 as payment and settlement in full of any and all other amounts owing by the Company to Mr. Young, including any amounts owing to Mr. Young on account of funds advanced to the Company under the terms of the Company’s loan commitment with Mr. Young.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

Futura Pictures, Inc. (the “Company”) has entered into subscription agreements for the sale of 29,115,670 shares of the Company’s common stock at a price of $0.02827 per share or $823,099 in total proceeds (the “Offering”). The Offering has not yet been completed. The Company will rely upon the exemptions from registration provided in Rule 903 of Regulation S promulgated under the Securities Act of 1933, as amended, on the basis of representations provided by subscribers to the Offering that they are not in the United States at the time of the Offering, are not “U.S. persons” as defined in Regulation S, and are not acquiring the Company’s shares for the account or benefit of any U.S. person. No directed selling efforts have been or will be made in the United States, and the Company has implemented the offering restrictions required by Regulation S.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTURA PICTURES, INC.

Date: February 20, 2015
	By:	/s/ Buddy Young
Buddy Young
Chief Executive Officer and President